UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10220-L Old Columbia Road, Columbia, Maryland		21046-2364
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2008, the Board of Directors (the “Board”) of Celsion Corporation (the “Company”) appointed Sean F. Moran as Sr. Vice President and Chief Financial Officer of the Company (“CFO”), effective December 8, 2008.

Immediately prior to joining the Company, Mr. Moran, age 50, served as the first Chief Financial Officer and Vice President of Finance and Administration of Transport Pharmaceuticals, Inc., an emerging life science corporation, from 2006 through 2008.  Prior to that he served as the Chief Financial Officer and Vice President of Finance and Administration for several public companies: Sontra Medical Corporation, from 2002 until 2006; Satcon Technology Corporation, from 2000 until 2002; and Anika Therapeutics, from 1993 until 2000.  Mr. Moran is a Certified Public Accountant and earned a B.S. in Business Administration in 1980 and an M.B.A. in 1990, both from Babson College.

In connection with Mr. Moran’s appointment as CFO, the Company and Mr. Moran entered into an employment offer letter, dated November 21, 2008 (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Moran will receive a starting base salary of $235,000 and will be eligible for an annual bonus, with a target of 30% of his annual base salary, conditioned on his and the Company’s performance against key business objectives.  The Company will provide Mr. Moran with a monthly housing allowance of $1,800 for the first 12 months of employment (the “Housing Allowance”) and reimbursement for reasonable travel expenses between Mr. Moran’s home and the Company’s office (the “Travel Reimbursements”).  When Mr. Moran’s relocation plans are finalized, the Company will provide Mr. Moran with an additional relocation allowance of $60,000 less any previously reimbursed Travel Reimbursements (the “Relocation Allowance”).  The Housing Allowance, the Relocation Allowance and any Travel Reimbursements must be repaid by Mr. Moran if he terminates his employment with the Company for any reason within one year of the Effective Date.  Subject to the approval of the Board, Mr. Moran will receive a grant of options to purchase 100,000 shares of the Company’s Common Stock (the “Option Grant”) at a price equal to the closing price on NASDAQ on the day the Board approves the Option Grant, which will vest in three equal installments on January 1, 2009, January 1, 2010 and January 1, 2011.  Mr. Moran will also be considered for a discretionary stock option award in 2009 and annually thereafter.  Subject to the approval of the Board, Mr. Moran will also receive a grant of 25,000 shares of the Company’s Common Stock, which will vest in three equal installments on December 8, 2009, December 8, 2010 and December 8, 2011.  Mr. Moran’s employment will be “at-will”; however, if the Company terminates Mr. Moran for any reason other than just cause, the Company will continue to pay Mr. Moran, subject to his execution of a mutually agreeable general release, his monthly salary and provide him a COBRA benefit payment for up to six months.  The salary and benefit payments will cease at the end of six months and are subject to reduction if Mr. Moran obtains other employment during the six month period.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Offer Letter is qualified in its entirety by the actual terms and conditions of the Offer Letter.

Mr. Moran succeeds Paul Susie, who served as the Company’s Chief Accounting Officer.  Mr. Susie resigned from his position with the Company effective November 24, 2008.

A copy of the Company’s press release relating to Mr. Moran’s appointment and Mr. Susie’s resignation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

2

Item 9.01.                                          Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter dated November 21, 2008, between the Company and Sean F. Moran.
99.1	Press Release of the Company, dated November 24, 2008.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: November 26, 2008	By:	/s/ Michael H. Tardugno
Michael H. Tardugno President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Offer Letter dated November 21, 2008, between the Company and Sean F. Moran.
99.1	Press Release of the Company, dated November 24, 2008.